Exhibit 99.1

PRESS RELEASE

November 10, 2016

MAA and Post Properties Shareholders Approve Merger

Merger Expected to Close on December 1, 2016

MEMPHIS, TN, and ATLANTA, GA, November 10, 2016 /PRNEWSWIRE/ MAA (NYSE: MAA) and Post Properties, Inc. (NYSE: PPS) announced that at their respective special meetings held today, the shareholders of both companies overwhelmingly approved the proposed merger between MAA and Post Properties and certain related matters.

MAA

Approximately 87% of the outstanding shares of MAA common stock voted at the MAA special meeting, with approximately 99% of the votes cast in favor of both the proposed merger and the proposed charter amendment to increase the number of authorized shares of MAA common stock from 100 million shares to 145 million shares.

Post Properties

Approximately 88% of the outstanding shares of Post Properties common stock voted at the Post Properties special meeting, with approximately 99% of the votes cast in favor of the proposed merger and approximately 98% of the votes cast in favor of an advisory (non-binding) proposal to approve compensation payable to certain executive officers of Post Properties in connection with the merger.

MAA and Post Properties also announced today that MAA has exercised its rights under the merger agreement to set the expected closing date of the merger. In connection with the exercise of these rights, MAA and Post Properties each acknowledged the satisfaction and irrevocable waiver of a number of the closing conditions for the merger. Subject to the satisfaction of the limited remaining closing conditions, the merger is expected to close on December 1, 2016. Assuming completion of the merger, Post Properties shares are expected to be delisted from trading on the New York Stock Exchange after the close of trading on December 1, 2016. As a result of the merger, among other things, each former share of Post Properties common stock will be converted into 0.71 shares of newly issued MAA common stock. Shares of MAA common stock will continue to trade under the existing ticker symbol “MAA” on the New York Stock Exchange.

About MAA

MAA is a self-administered, self-managed real estate investment trust, which owned 79,170 apartment units throughout the Southeast and Southwest regions of the United States as of September 30, 2016. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6584 Poplar Ave., Memphis, TN 38138, Attn: Investor Relations.

About Post Properties

Post Properties, founded 45 years ago, is a leading developer and operator of upscale multifamily communities. Operating as a real estate investment trust (“REIT”), the Company focuses on developing and managing Post® branded high density urban and resort-style garden apartments. Post Properties is headquartered in Atlanta, Georgia, and has operations in ten markets across the country. As of September 30, 2016, Post Properties has interests in 24,138 apartment units in 61 communities, including 1,471 apartment units in four communities held in unconsolidated entities and 2,266 apartment units in six communities currently under development or in lease-up. For further details, please visit the Post Properties website at www.postproperties.com or contact David Stockert, CEO and President, at dave.stockert@postproperties.com or 404-846-6166.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the expected satisfaction of the remaining conditions to closing of the merger and the timing of the closing of the merger. All statements that address events or developments that MAA and Post Properties expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future events and involve certain risks, uncertainties and assumptions that are difficult to predict. Although MAA and Post Properties believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither MAA nor Post Properties can give assurance that their respective expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the risk that a condition to closing of the merger may not be satisfied, (ii) the length of time necessary to consummate the merger, and (iii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by MAA and Post Properties from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither MAA nor Post Properties undertakes any duty to update any forward-looking statements appearing in this document.

SOURCE MAA; Post Properties, Inc.